EXHIBIT (99)(c)
THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0869, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 11:59 p.m. Eastern Daylight Time on August 30, 2006.
	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Eastern Daylight Time on August 30, 2006.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of Wachovia common stock as consideration in the proposed merger of Golden West Financial Corporation with and into a wholly-owned subsidiary of Wachovia, pursuant to an Agreement and Plan of Merger, dated as of May 7, 2006, by and among Wachovia, Golden West, and such wholly-owned subsidiary of Wachovia.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan.	☐	☐	☐

I will attend the Special Meeting of Shareholders ☐

Signature

Signature (if held jointly)

Date

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.

DRIVING DIRECTIONS

Special Meeting of Shareholders
of Wachovia Corporation
The Westin Charlotte
601 South College Street
Charlotte, NC 28202
(704) 375-2600
Thursday, August 31, 2006, 9:30 a.m. EDT

 I-77 North From Columbia, SC
Travel on Interstate 77 North and use Exit 9 to access Interstate 277 (also known as the John Belk Freeway). Merge onto I-277 North. Then use the College Street Exit to proceed toward downtown. The Westin Charlotte is on the right hand side.

 I-77 South From Mooresville and Statesville, NC
Travel on Interstate 77 South and exit at Morehead Street (Exit 10A). Turn left on West Morehead Street and proceed to South College Street. Then turn left on South College Street. The Westin Charlotte is on the right hand side.

I-85 South From Greensboro, NC
Travel on Interstate 85 South and use Exit 38 to access Interstate 77 South. Continue on I-77 South to Morehead Street (Exit 10A). Then turn left onto West Morehead Street. Proceed and turn left onto South College Street. The Westin Charlotte is on the right hand side.
I-85 North From Atlanta, GA
Travel on Interstate 85 North and use Exit 34 to access Freedom Drive. From Freedom Drive merge onto Interstate 277 North via the ramp on the left. Then take the College Street Exit toward downtown. The Westin Charlotte is on the right hand side.
Directions From Charlotte Douglas International Airport
Exit the airport and turn right onto Old Dowd Road. Proceed straight to access Little Rock Road. Turn right onto Wilkinson Boulevard. Then take the College Street Exit toward downtown. The Westin Charlotte is on the right hand side.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

WACHOVIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
AUGUST 31, 2006

P R O X Y	The undersigned holder of shares of common stock of Wachovia Corporation (the “Corporation”) hereby constitutes and appoints Thomas J. Wurtz and Benjamin P. Jenkins III, or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of the Corporation’s common stock held of record by the undersigned on July 11, 2006, at the Special Meeting of Shareholders of the Corporation to be held on August 31, 2006, at 9:30 a.m. EDT, in Grand Ballroom D, at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE
Return to:
Georgeson Inc.
Wall Street Station
P.O. Box 1100
New York, NY 10269-0646